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                                                                   Exhibit 99.1

RADYNE COMSTREAM ACQUIRES ARMER
COMMUNICATIONS ENGINEERING SERVICES; SATELLITE SYSTEMS
INTEGRATION COMPANY ENHANCES CONTINUED WORLDWIDE GROWTH

PHOENIX, Dec. 13 /PRNewswire/ -- Radyne ComStream (Nasdaq: RADN - news, RADNW - news) today announced the acquisition of Armer Communications Engineering Services, Inc. ("ACES"), a private Arizona-based corporation that specializes in innovative solutions for the integration and installation of turnkey satellite communications systems. This acquisition will provide Radyne ComStream with a broader ability to quickly integrate and install larger amounts of satellite communications systems worldwide for Internet by Satellite services.

"The combination of ACES strong niche position supporting custom satellite systems applications and installations with our worldwide sales pipeline further establishes Radyne ComStream as a leader in the Internet by Satellite market sector," said Bob Fitting, CEO of Radyne ComStream. "This acquisition strengthens our goal to become the preeminent supplier of Internet by Satellite systems and also compliments our growing presence in the Digital TV market."

The two companies have been business partners in various global projects for the past six years. It is anticipated that the combination will allow ACES to rapidly grow their business while providing yet another marketing channel for Radyne ComStream products.

The acquisition was completed for an undisclosed amount of cash and stock. Armer had unaudited revenues for the 10 months ended October 31, 2000 of approximately $3 million.

About Radyne ComStream

Radyne ComStream designs, manufactures, and markets satellite Internet-infrastructure equipment as well as satellite broadband modems, multicasting receivers, converters and ancillary products for digital TV, data and telephone service. The company has offices in the U.S. located in Phoenix, San Diego and Boca Raton, and internationally in Singapore, Beijing, Jakarta and London. The company also has sales and/or service centers in New York, Rio de Janeiro, Bangalore, Shanghai and Moscow. For more information visit our web site at www.radynecomstream.com.

Safe Harbor Paragraph for Forward-Looking Statements

This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne ComStream claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, expected benefits of the acquisition, such as the expansion of the Company's capabilities and the potential for increased growth worldwide and continued leadership in its markets.
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Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne ComStream and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Radyne ComStream's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation, the possibility that the Company will not be able to successfully assimilate Armer Communication Engineering Services or that such acquisition will not expand the Company's capabilities in the satellite industry or provide the other benefits anticipated. Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to:

- Prospects of the international markets and global economy given that Radyne ComStream depends heavily on international sales.

-    A downturn in the evolving telecommunications and Internet industries.

- Risk factors and cautionary statements made in Radyne ComStream's Annual Report on Form 10-K for the period ending December 31, 1999 and its Quarterly Report on Form 10-Q for the period ending September 30, 2000.

- Other factors that Radyne ComStream is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. Radyne ComStream does not undertake and specifically declines any obligation to update any forward-looking statements.